Press Release
Exhibit 99.1
Company Contact:
Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES FIRST QUARTER
FINANCIAL RESULTS

    RED BANK, NEW JERSEY, April 29, 2021…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income available to common stockholders was $31.7 million, or $0.53 per diluted share, for the quarter ended March 31, 2021 as compared to $16.5 million, or $0.27 per diluted share, for the corresponding prior year period. The current quarter results benefited from the modest release of credit loss expense and improved levels of core operating expenses, which resulted in return on average assets of 1.12%, return on average tangible stockholders’ equity of 13.22%, and efficiency ratio of 54.73%, as compared to 0.64%, 7.50%, and 67.28%, respectively, in the prior year period.
Core earnings for the quarter ended March 31, 2021 amounted to $26.5 million, or $0.44 per diluted share. Core return on average assets, core return on average tangible stockholders’ equity, and core efficiency ratio were 0.94%, 11.04%, and 58.37%, respectively, for the quarter ended March 31, 2021. Core earnings is a non-GAAP (“generally accepted accounting principles”) measure. For the periods presented they exclude merger related expenses, branch consolidation expenses, net (gain) loss on equity investments, Federal Home Loan Bank (“FHLB”) advance prepayment fees, gain on sale of

Paycheck Protection Program (“PPP”) loans, the opening credit loss expense under the Current Expected Credit Loss (“CECL”) model related to the acquisitions of Two River Bancorp (“Two River”) and Country Bank Holding Company, Inc. (“Country Bank”) (collectively referred to as “non-core” operations). Non-core operations had a favorable impact of $5.2 million, net of tax, for the quarter ended March 31, 2021. Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” table for additional information regarding our non-GAAP measures and impact per period by operation.
    Key developments for the recent quarter are described below:
~~•~~Loan and Deposit Growth: Total loan growth for the quarter was $116.4 million, reflecting record loan originations of $747.8 million. Deposits increased $75.2 million, as compared to the prior linked quarter.
•Operations: The Company continues to expand its commercial banking activities with the hiring of nine commercial bankers. The additional lenders are expected to help fuel organic loan growth throughout the remainder of the year. Additionally, the Company consolidated four branches in April 2021 bringing the total number of branches consolidated to 57 over the past five years. These consolidations will increase the average branch size to $164 million and will help further offset operating expenses in the second quarter.
•Net Interest Margin: Net interest margin for the quarter was 2.93%, as compared to 2.97% in the prior linked quarter. Excluding purchase accounting accretion and prepayment fees, net interest margin expanded four basis points, to 2.75% in the current quarter, from 2.71% in the prior linked quarter, driven by a decrease in the cost of deposits to 0.37% from 0.45%, respectively.
    “Strong first quarter results continued our earnings momentum through decreased expenses, core margin expansion, record loan originations, and strong deposit growth. The Bank’s credit risk indicators demonstrated strong asset quality while broader economic indicators are strengthening; the combination of which supported a modest negative credit provision,” said Chairman and Chief Executive Officer, Christopher D. Maher about the Company’s results. Mr. Maher added, “We remain focused on organic loan production, and the continued additions of experienced commercial bankers to drive our growth initiatives.” Mr. Maher also remarked on the COVID-19 pandemic, "We are so appreciative of our employees who for over a year have continued to persevere through the unprecedented times of the pandemic and provide uninterrupted essential banking services to our customers. While we are encouraged by progress with vaccine distribution and transmission trends in many communities, we know this is not behind us and we must remain vigilant in our efforts as our customers and neighbors continue to count on us.”
    The Company’s Board of Directors declared its ninety-seventh consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock of $0.17 per share will be paid on May 21, 2021 to common stockholders of record on May 10, 2021. The Board previously declared a quarterly cash dividend on preferred stock of $0.4375 per depositary share, representing 1/40th interest in the Series A Preferred Stock. This dividend will be paid on May 17, 2021 to preferred stockholders of record on April 30, 2021.
Results of Operations
    Net income was favorably impacted by $5.2 million, net of tax, and adversely impacted by $10.4 million, net of tax, of non-core operations for the quarters ended March 31, 2021 and 2020, respectively. Core earnings for the quarter ended March 31, 2021 were $26.5 million, or $0.44 per diluted share, a decrease from core earnings of $27.0 million, or $0.45 per diluted share for the corresponding prior year period. Core earnings for quarter ended March 31, 2021 increased from $23.2 million, or $0.39 per diluted share for the prior linked quarter.

Net Interest Income and Margin
Net interest income for the quarter ended March 31, 2021 decreased to $73.6 million, as compared to $79.6 million for the same prior year period, reflecting a reduction in net interest margin, partly offset by an increase in interest-earning assets. Average interest-earning assets increased by $1.08 billion for the quarter ended March 31, 2021, as compared to the same prior year period, primarily concentrated in interest-earning deposits. Average loans receivable, net of allowance for loan credit losses, decreased by $120.9 million for the quarter ended March 31, 2021, as compared to the same prior year period. Net interest margin for the quarter ended March 31, 2021 decreased to 2.93% from 3.52% for the same prior year period. The net interest margin compression was primarily due to the excess balance sheet liquidity, driven by a strategic decision to accumulate liquidity entering the economic downturn, the lower interest rate environment, and to a lesser extent, the origination of low-yielding PPP loans. For the quarter ended March 31, 2021, the cost of average interest-bearing liabilities decreased to 0.60%, from 1.05% for the corresponding prior year period. The total cost of deposits (including non-interest bearing deposits) was 0.37% for the quarter ended March 31, 2021, compared to 0.70% for the same prior year period.
Net interest income for the quarter ended March 31, 2021 decreased by $4.2 million, as compared to the prior linked quarter, while the net interest margin decreased to 2.93%, compared to 2.97%. Excluding the impact of purchase accounting accretion and prepayment fees, the net interest margin increased to 2.75% from 2.71%. The yield on average interest-earning assets decreased to 3.38% from 3.53% in the prior linked quarter, primarily due to lower purchase accounting accretion and a reduction in average loans receivable, net. The total cost of interest-bearing liabilities was 0.60% for the quarter ended March 31, 2021, as compared to 0.74% for the quarter ended December 31, 2020, due to lower deposit costs and the repayment of all FHLB advances in the prior quarter.

Benefit/Provision for Credit Losses
    For the quarter ended March 31, 2021, the benefit for credit loss expense was $620,000, as compared to a provision for credit loss expense of $10.0 million for the corresponding prior year period, and $4.1 million in the prior linked quarter. The benefit for credit loss expense for the quarter was significantly influenced by an improved economic outlook with expectations for strong GDP growth and improved employment levels.
Net loan recoveries were $280,000 for the quarter ended March 31, 2021, as compared to net loan charge-offs of $1.2 million for the corresponding prior year period, and $2.9 million for the prior linked quarter. Non-performing loans totaled $34.1 million at March 31, 2021, as compared to $36.4 million at December 31, 2020 and $16.3 million at March 31, 2020.
Non-interest Income
    For the quarter ended March 31, 2021, other income increased to $20.8 million, as compared to $13.7 million for the corresponding prior year period. Other income for the quarter ended March 31, 2021 included $8.3 million of net gain on equity investments related to non-core operations. The net gain on equity investments was primarily a result of several programs implemented by the Company in 2020 to invest excess liquidity in high quality equity securities with attractive dividend yields which were sold in January 2021. Excluding this item, the decrease in other income for the quarter ended March 31, 2021, as compared to the corresponding prior year period, was primarily due to decreases in commercial loan swap income of $2.9 million and fees and service charges of $1.1 million, partially offset by an increase in gain on sale of loans of $1.7 million, and referral fees of $662,000 related to the origination of PPP loans.
Excluding the non-core operations, other income for the quarter ended March 31, 2021, increased $1.5 million, as compared to the prior linked quarter, primarily due to increases in commercial loan swap income of $1.0 million, gain on sale of loans of $669,000, and the referral fees on PPP loans of $662,000.

Non-interest Expense
    Operating expenses decreased to $51.7 million for the quarter ended March 31, 2021, as compared to $62.8 million in the same prior year period. Operating expenses for the quarter ended March 31, 2021 included $1.4 million of expenses related to non-core operations, as compared to $11.1 million in the same prior year period. Excluding the impact of non-core operations, the $1.4 million decrease in operating expenses for the quarter ended March 31, 2021 was primarily due to decreases in compensation and benefits expense of $1.5 million and occupancy and equipment of $580,000, partially offset by an increase in federal deposit insurance expense of $1.2 million.
    Excluding expenses related to non-core operations, operating expenses for the quarter ended March 31, 2021, decreased $2.8 million, as compared to the prior linked quarter. The change was due to decreases in professional fees of $1.1 million and data processing expense of $593,000.
Income Tax Expense
    The provision for income taxes was $10.7 million for the quarter ended March 31, 2021, as compared to $4.0 million for the same prior year period, and $10.4 million for the prior linked quarter. The effective tax rate was 24.6% for the quarter ended March 31, 2021, as compared to 19.7% for the same prior year period, and 24.0% for the prior linked quarter. The higher effective tax rate for the current year period, as compared to the prior year period, is primarily due to the impact of a New Jersey tax code change and a higher allocation of taxable income to New York.

Financial Condition
    Total assets increased $129.2 million, to $11.58 billion at March 31, 2021, from $11.45 billion at December 31, 2020. Cash and due from banks decreased $98.5 million, to $1.17 billion at March 31, 2021, from $1.27 billion at December 31, 2020. Total debt securities increased by $230.3 million at March 31, 2021, as compared to December 31, 2020, which was partly offset by a decrease in equity investments of $56.9 million due to sales. Loans receivable, net of allowance for loan credit losses, increased by $115.7 million, to $7.82 billion at March 31, 2021, from $7.70 billion at December 31, 2020.
    Deposits increased $75.2 million, to $9.50 billion at March 31, 2021, from $9.43 billion at December 31, 2020. The loan-to-deposit ratio at March 31, 2021 was 82.8%, as compared to 82.3% at December 31, 2020.
    Stockholders’ equity increased to $1.50 billion at March 31, 2021, as compared to $1.48 billion at December 31, 2020. For the quarter ended March 31, 2021, the Company repurchased 500,000 shares under its stock repurchase program at a weighted average cost of $19.94, and there were 1.5 million shares available for repurchase at March 31, 2021 under the existing repurchase program. Tangible common equity per common share increased to $15.26 at March 31, 2021, as compared to $14.98 at December 31, 2020.

Asset Quality
    The Company’s non-performing loans decreased to $34.1 million at March 31, 2021, as compared to $36.4 million at December 31, 2020. Non-performing loans do not include $44.4 million of purchased with credit deterioration (“PCD”) loans from prior bank acquisitions.
    The Company’s allowance for loan credit losses was 0.76% of total loans at March 31, 2021 as compared to 0.78% at December 31, 2020. The allowance for loan credit losses does not reflect the net unamortized credit and PCD marks of $25.7 million. The allowance for loan credit losses plus the unamortized credit and PCD marks amounted to $85.7 million, or 1.09% of loans. The allowance for loan credit losses as a percentage of non-performing loans was 175.7% at March 31, 2021, as compared to 166.8% at December 31, 2020.
Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding non-core operations, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
    As previously announced, the Company will host an earnings conference call on Friday, April 30, 2021 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dia~~l~~ (877) 344-7529, Replay Conference Number 10153816 from one hour after the end of the call until July 29, 2021. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.6 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
    OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the impact of the COVID-19 pandemic on our operations and financial results and those of our customers, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	March 31, 2021	December 31, 2020	March 31, 2020
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$1,173,665	$1,272,134	$256,470
Debt securities available-for-sale, at estimated fair value	268,511	183,302	153,738
Debt securities held-to-maturity, net of allowance for securities credit losses of $1,717 at March 31, 2021, $1,715 at December 31, 2020 and $2,529 at March 31, 2020 (estimated fair value of $1,099,745 at March 31, 2021, $968,466 at December 31, 2020 and $928,582 at March 31, 2020)	1,082,326	937,253	914,255
Equity investments, at estimated fair value	50,159	107,079	14,409
Restricted equity investments, at cost	52,199	51,705	81,005
Loans receivable, net of allowance for loan credit losses of $59,976 at March 31, 2021, $60,735 at December 31, 2020 and $29,635 at March 31, 2020	7,820,590	7,704,857	7,913,541
Loans held-for-sale	43,175	45,524	17,782
Interest and dividends receivable	32,819	35,269	27,930
Other real estate owned	106	106	484
Premises and equipment, net	110,093	107,094	104,560
Bank owned life insurance	264,548	265,253	261,270
Assets held for sale	5,340	5,782	3,785
Goodwill	500,319	500,319	500,093
Core deposit intangible	22,273	23,668	28,276
Other assets	151,349	208,968	211,476
Total assets	$11,577,472	$11,448,313	$10,489,074
Liabilities and Stockholders’ Equity
Deposits	$9,502,812	$9,427,616	$7,892,067
Federal Home Loan Bank advances	—	—	825,824
Securities sold under agreements to repurchase with retail customers	134,465	128,454	90,175
Other borrowings	228,176	235,471	120,213
Advances by borrowers for taxes and insurance	20,980	17,296	24,931
Other liabilities	192,320	155,346	126,030
Total liabilities	10,078,753	9,964,183	9,079,240
Total stockholders’ equity	1,498,719	1,484,130	1,409,834
Total liabilities and stockholders’ equity	$11,577,472	$11,448,313	$10,489,074

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,
	March 31, 2021	December 31, 2020	March 31, 2020
	|-------------------- (Unaudited) --------------------|
Interest income:
Loans	$77,908	$84,997	$89,944
Debt securities	5,355	5,539	6,772
Equity investments and other	1,611	2,026	1,491
Total interest income	84,874	92,562	98,207
Interest expense:
Deposits	8,496	10,679	13,936
Borrowed funds	2,774	4,032	4,626
Total interest expense	11,270	14,711	18,562
Net interest income	73,604	77,851	79,645
Credit loss (benefit) expense	(620)	4,072	9,969
Net interest income after credit loss (benefit) expense	74,224	73,779	69,676
Other income:
Bankcard services revenue	3,052	3,098	2,481
Trust and asset management revenue	599	492	515
Fees and service charges	3,737	3,950	4,873
Net gain on sales of loans	1,916	6,348	173
Net gain on equity investments	8,287	24,487	155
Net (loss) gain from other real estate operations	(8)	23	(150)
Income from bank owned life insurance	1,415	1,798	1,575
Commercial loan swap income	1,111	116	4,050
Other	726	308	25
Total other income	20,835	40,620	13,697
Operating expenses:
Compensation and employee benefits	28,366	27,323	29,885
Occupancy	5,061	4,968	5,276
Equipment	1,578	1,938	1,943
Marketing	434	632	769
Federal deposit insurance and regulatory assessments	1,864	1,859	667
Data processing	4,031	4,624	4,177
Check card processing	1,372	1,507	1,276
Professional fees	2,837	3,908	2,302
Other operating expense	3,353	4,768	3,802
FHLB advance prepayment fees	—	13,333	—
Amortization of core deposit intangible	1,395	1,526	1,578
Branch consolidation expense	1,011	3,336	2,594
Merger related expenses	381	1,194	8,527
Total operating expenses	51,683	70,916	62,796
Income before provision for income taxes	43,376	43,483	20,577
Provision for income taxes	10,679	10,419	4,044
Net income	32,697	33,064	16,533
Dividends on preferred shares	1,004	1,004	—
Net income available to common stockholders	$31,693	$32,060	$16,533
Basic earnings per share	$0.53	$0.53	$0.28
Diluted earnings per share	$0.53	$0.54	$0.27
Average basic shares outstanding	59,840	59,961	59,876
Average diluted shares outstanding	60,101	60,057	60,479

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial:
Commercial and industrial		$498,245	$470,656	$599,188	$910,762	$502,760
Commercial real estate - owner-occupied		1,066,351	1,145,065	1,176,529	1,199,742	1,220,983
Commercial real estate - investor		3,804,351	3,491,464	3,453,276	3,449,160	3,331,662
Total commercial		5,368,947	5,107,185	5,228,993	5,559,664	5,055,405
Consumer:
Residential real estate		2,189,348	2,309,459	2,407,178	2,426,277	2,458,641
Home equity loans and lines		267,591	285,016	301,712	320,627	335,624
Other consumer		46,651	54,446	63,095	71,721	82,920
Total consumer		2,503,590	2,648,921	2,771,985	2,818,625	2,877,185
Total loans		7,872,537	7,756,106	8,000,978	8,378,289	7,932,590
Deferred origination costs (fees), net		8,029	9,486	(1,238)	(4,300)	10,586
Allowance for loan credit losses		(59,976)	(60,735)	(56,350)	(38,509)	(29,635)
Loans receivable, net		$7,820,590	$7,704,857	$7,943,390	$8,335,480	$7,913,541
Mortgage loans serviced for others		$74,037	$95,789	$88,210	$101,840	$51,399
	At March 31, 2021 Average Yield
Loan pipeline (1):
Commercial	3.76%	$154,946	$210,024	$154,700	$169,093	$293,820
Residential real estate	3.15	178,352	151,152	212,107	181,800	223,032
Home equity loans and lines	3.96	11,031	6,630	10,301	8,282	8,429
Total	3.45%	$344,329	$367,806	$377,108	$359,175	$525,281

	For the Three Months Ended
	March 31, 2021			December 31, 2020		September 30, 2020	June 30, 2020		March 31, 2020
	Average Yield
Loan originations:
Commercial	3.21%	$547,591	(2)	$173,715		$187,747	$216,979	(2)	$266,882
Residential real estate	3.10	189,942		222,780		219,325	242,137		148,675
Home equity loans and lines	4.14	10,278		13,435		10,966	12,128		10,666
Total	3.20%	$747,811		$409,930		$418,038	$471,244		$426,223
Loans sold		$67,500		$56,126	(3)	$56,722	$104,600	(3)	$7,500	(3)
(1)Loan pipeline includes loans approved but not funded.
(2)Excludes loans originated through the PPP of $60 million and $504 million for the three months ended March 31, 2021 and June 30, 2020, respectively.
(3)Excludes the sale of PPP loans of $298.1 million, higher risk commercial loans of $64.8 million, net of charge-offs and under-performing residential and home equity loans and lines of $10.5 million, net of charge-offs, for the three months ended December 31, 2020, the sale of under-performing commercial loans of $4.9 million for the three months ended June 30, 2020, and the sale of under-performing residential loans of $4.0 million and commercial loans of $5.1 million for the three months ended March 31, 2020.

DEPOSITS	At
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Type of Account
Non-interest-bearing	$2,417,935	$2,133,195	$2,240,799	$2,161,766	$1,783,216
Interest-bearing checking	3,623,132	3,646,866	3,317,296	3,022,887	2,647,487
Money market deposit	782,459	783,521	691,872	680,199	620,145
Savings	1,568,528	1,491,251	1,471,554	1,456,931	1,420,628
Time deposits	1,110,758	1,372,783	1,561,767	1,645,971	1,420,591
	$9,502,812	$9,427,616	$9,283,288	$8,967,754	$7,892,067

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Non-performing loans held-for-investment:
Commercial and industrial	$1,616	$1,551	$586	$1,586	$207
Commercial real estate - owner-occupied	11,676	13,054	11,365	4,582	4,219
Commercial real estate - investor	12,366	10,660	2,978	5,274	3,384
Residential real estate	6,398	8,642	11,518	6,568	5,920
Home equity loans and lines	2,072	2,503	3,448	3,034	2,533
Total non-performing loans held-for-investment	34,128	36,410	29,895	21,044	16,263
Non-performing loans held-for-sale	—	—	67,489	—	—
Other real estate owned	106	106	106	248	484
Total non-performing assets	$34,234	$36,516	$97,490	$21,292	$16,747
PCD loans (1)	$44,421	$48,488	$56,422	$61,694	$59,783
Delinquent loans 30 to 89 days	$16,477	$34,683	$13,753	$13,640	$48,905
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$4,785	$5,158	$9,866	$6,189	$6,249
Performing	11,466	12,009	12,777	16,365	16,102
Total troubled debt restructurings	$16,251	$17,167	$22,643	$22,554	$22,351
Allowance for loan credit losses	$59,976	$60,735	$56,350	$38,509	$29,635
Allowance for loan credit losses as a percent of total loans receivable (2)	0.76%	0.78%	0.70%	0.46%	0.37%
Allowance for loan credit losses as a percent of total non-performing loans held-for-investment	175.74	166.81	188.49	182.99	182.22
Non-performing loans held-for-investment as a percent of total loans receivable	0.43	0.47	0.37	0.25	0.21
Non-performing assets as a percent of total assets	0.30	0.32	0.84	0.19	0.16
(1)PCD loans are not included in non-performing loans held-for-investment or delinquent loans totals.
(2)The loans acquired from prior bank acquisitions were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan credit losses, was $25,695, $27,951, $31,617, $35,439 and $38,272 at March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020 respectively.

NET RECOVERIES (CHARGE-OFFS)	For the Three Months Ended
	March 31, 2021	December 31, 2020		September 30, 2020		June 30, 2020	March 31, 2020
Net recoveries (charge-offs):
Loan charge-offs	$(356)	$(3,220)		$(15,411)		$(169)	$(1,384)
Recoveries on loans	636	278		416		401	230
Net loan recoveries (charge-offs)	$280	$(2,942)	(1)	$(14,995)	(2)	$232	$(1,154)	(3)
Net loan recoveries (charge-offs) to average total loans (annualized)	NM*	0.15%		0.71%		NM*	0.06%
Net loan recoveries (charge-offs) detail:
Commercial	$126	$(775)		$(14,801)		$30	$59
Residential real estate	(203)	(1,731)		314		212	(1,112)
Home equity loans and lines	352	(451)		(490)		(3)	(36)
Other consumer	5	15		(18)		(7)	(65)
Net loan recoveries (charge-offs)	$280	$(2,942)	(1)	$(14,995)	(2)	$232	$(1,154)	(3)
(1)Included in net loan charge-offs for the three months ended December 31, 2020 is $2.3 million relating to under-performing residential and consumer loans sold.
(2)Included in net loan charge-offs for the three months ended September 30, 2020 is $14.2 million relating to loans transferred to held-for-sale.
(3)Included in net loan charge-offs for the three months ended March 31, 2020 is $949 relating to under-performing loans sold.
* Not meaningful

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$1,138,911	$277	0.10%	$1,223,472	$341	0.11%	$63,726	$342	2.16%
Securities (1)	1,311,683	6,689	2.07	1,209,543	7,224	2.38	1,186,535	7,921	2.68
Loans receivable, net (2)
Commercial	5,127,940	53,670	4.24	5,271,633	58,776	4.44	4,960,991	59,875	4.85
Residential real estate	2,327,838	20,069	3.45	2,420,494	21,530	3.56	2,473,410	24,628	3.98
Home equity loans and lines	275,943	3,523	5.18	293,746	3,930	5.32	339,003	4,070	4.83
Other consumer	50,964	646	5.14	58,174	761	5.20	87,478	1,371	6.30
Allowance for loan credit losses, net of deferred loan fees	(52,887)	—	—	(51,682)	—	—	(10,220)	—	—
Loans receivable, net	7,729,798	77,908	4.09	7,992,365	84,997	4.23	7,850,662	89,944	4.61
Total interest-earning assets	10,180,392	84,874	3.38	10,425,380	92,562	3.53	9,100,923	98,207	4.34
Non-interest-earning assets	1,259,109			1,322,112			1,231,886
Total assets	$11,439,501			$11,747,492			$10,332,809
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$3,711,976	4,311	0.47%	$3,601,814	4,836	0.53%	$2,807,793	$5,132	0.74%
Money market	757,634	367	0.20	766,866	586	0.30	614,062	1,040	0.68
Savings	1,522,603	179	0.05	1,489,853	240	0.06	1,403,338	1,555	0.45
Time deposits	1,221,123	3,639	1.21	1,437,770	5,017	1.39	1,459,348	6,209	1.71
Total	7,213,336	8,496	0.48	7,296,303	10,679	0.58	6,284,541	13,936	0.89
FHLB Advances	—	—	—	204,880	779	1.51	631,329	2,824	1.80
Securities sold under agreements to repurchase	129,444	95	0.30	143,385	154	0.43	82,105	95	0.47
Other borrowings	228,368	2,679	4.76	242,030	3,099	5.09	118,851	1,707	5.78
Total borrowings	357,812	2,774	3.14	590,295	4,032	2.72	832,285	4,626	2.24
Total interest-bearing liabilities	7,571,148	11,270	0.60	7,886,598	14,711	0.74	7,116,826	18,562	1.05
Non-interest-bearing deposits	2,212,273			2,209,532			1,687,582
Non-interest-bearing liabilities	160,500			176,274			113,477
Total liabilities	9,943,921			10,272,404			8,917,885
Stockholders’ equity	1,495,580			1,475,088			1,414,924
Total liabilities and equity	$11,439,501			$11,747,492			$10,332,809
Net interest income		$73,604			$77,851			$79,645
Net interest rate spread (3)			2.78%			2.79%			3.29%
Net interest margin (4)			2.93%			2.97%			3.52%
Total cost of deposits (including non-interest-bearing deposits)			0.37%			0.45%			0.70%

(1)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for securities credit losses.
(2)    Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and allowance for loan credit losses, and includes loans held for sale and non-performing loans.
(3)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Selected Financial Condition Data:
Total assets	$11,577,472	$11,448,313	$11,651,297	$11,345,365	$10,489,074
Debt securities available-for-sale, at estimated fair value	268,511	183,302	169,634	153,239	153,738
Debt securities held-to-maturity, net of allowance for securities credit losses	1,082,326	937,253	871,688	867,959	914,255
Equity investments, at estimated fair value	50,159	107,079	63,846	13,830	14,409
Restricted equity investments, at cost	52,199	51,705	67,505	68,091	81,005
Loans receivable, net of allowance for loan credit losses	7,820,590	7,704,857	7,943,390	8,335,480	7,913,541
Deposits	9,502,812	9,427,616	9,283,288	8,967,754	7,892,067
Federal Home Loan Bank advances	—	—	343,452	343,392	825,824
Securities sold under agreements to repurchase and other borrowings	362,641	363,925	389,764	399,661	210,388
Stockholders’ equity	1,498,719	1,484,130	1,461,714	1,476,434	1,409,834

	For the Three Months Ended,
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Selected Operating Data:
Interest income	$84,874	$92,562	$92,962	$95,877	$98,207
Interest expense	11,270	14,711	16,174	17,210	18,562
Net interest income	73,604	77,851	76,788	78,667	79,645
Credit loss (benefit) expense	(620)	4,072	35,714	9,649	9,969
Net interest income after credit loss (benefit) expense	74,224	73,779	41,074	69,018	69,676
Other income (excluding net gain (loss) on equity investments and gain on sale of PPP loans)	12,548	11,032	11,755	11,430	13,697
Net gain (loss) on equity investments	8,287	24,487	(3,576)	—	—
Gain on sale of PPP loans	—	5,101	—	—	—
Operating expenses (excluding FHLB advance prepayment fees, branch consolidation and merger related expenses)	50,291	53,053	52,801	51,075	51,675
FHLB advance prepayment fees	—	13,333	—	924	—
Branch consolidation expense	1,011	3,336	830	863	2,594
Merger related expenses	381	1,194	3,156	3,070	8,527
Income (loss) before provision (benefit) for income taxes	43,376	43,483	(7,534)	24,516	20,577
Provision (benefit) for income taxes	10,679	10,419	(2,608)	5,878	4,044
Net income (loss)	$32,697	$33,064	$(4,926)	$18,638	$16,533
Net income (loss) available to common stockholders	$31,693	$32,060	$(6,019)	$18,638	$16,533
Diluted earnings (loss) per share	$0.53	$0.54	$(0.10)	$0.31	$0.27
Net accretion/amortization of purchase accounting adjustments included in net interest income	$3,650	$6,186	$4,364	$5,536	$5,533

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Selected Financial Ratios and Other Data(1):
Performance Ratios (Annualized):
Return on average assets (2)	1.12%	1.09%	(0.21)%	0.67%	0.64%
Return on average tangible assets (2) (3)	1.18	1.14	(0.22)	0.71	0.68
Return on average stockholders’ equity (2)	8.59	8.65	(1.61)	5.16	4.70
Return on average tangible stockholders’ equity (2) (3)	13.22	13.43	(2.51)	8.10	7.50
Stockholders’ equity to total assets	12.95	12.96	12.55	13.01	13.44
Tangible stockholders’ equity to tangible assets (3)	8.83	8.79	8.41	8.77	8.85
Tangible common equity to tangible assets (3)	8.33	8.28	7.91	8.25	8.85
Net interest rate spread	2.78	2.79	2.77	3.02	3.29
Net interest margin	2.93	2.97	2.97	3.24	3.52
Operating expenses to average assets (2)	1.83	2.40	1.94	2.02	2.44
Efficiency ratio (2) (4)	54.73	59.86	66.83	62.08	67.28
Loans to deposits	82.84	82.27	86.19	93.43	100.51

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Trust and Asset Management:
Wealth assets under administration	$274,172	$245,175	$232,292	$224,042	$173,856
Nest Egg	101,701	93,237	80,472	57,383	43,528
Per Share Data:
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Stockholders’ equity per common share at end of period	24.84	24.57	24.21	24.47	23.38
Tangible common equity per common share at end of period (3)	15.26	14.98	14.58	14.79	14.62
Common shares outstanding at end of period	60,329,504	60,392,043	60,378,120	60,343,077	60,311,717
Preferred shares outstanding at end of period	57,370	57,370	57,370	57,370	—
Number of full-service customer facilities:	62	62	62	62	75
Quarterly Average Balances
Total securities	$1,311,683	$1,209,543	$1,112,174	$1,130,779	$1,186,535
Loans receivable, net	7,729,798	7,992,365	8,350,797	8,295,622	7,850,662
Total interest-earning assets	10,180,392	10,425,380	10,268,834	9,780,417	9,100,923
Total assets	11,439,501	11,747,439	11,621,969	11,114,586	10,332,809
Interest-bearing transaction deposits	5,992,213	5,858,533	5,425,392	5,065,069	4,825,193
Time deposits	1,221,123	1,437,770	1,606,632	1,623,890	1,459,348
Total borrowed funds	357,812	590,295	735,035	828,928	832,285
Total interest-bearing liabilities	7,571,148	7,886,598	7,767,059	7,517,887	7,116,826
Non-interest bearing deposits	2,212,273	2,209,532	2,209,241	2,018,044	1,687,582
Stockholders’ equity	1,495,580	1,475,088	1,482,682	1,453,658	1,414,924
Total deposits	9,425,609	9,505,835	9,241,265	8,707,003	7,972,123
Quarterly Yields
Total securities	2.07%	2.38%	2.43%	2.64%	2.68%
Loans receivable, net	4.09	4.23	4.09	4.28	4.61
Total interest-earning assets	3.38	3.53	3.60	3.94	4.34
Interest-bearing transaction deposits	0.33	0.38	0.40	0.47	0.64
Time deposits	1.21	1.39	1.45	1.58	1.71
Total borrowed funds	3.14	2.72	2.60	2.38	2.24
Total interest-bearing liabilities	0.60	0.74	0.83	0.92	1.05
Net interest spread	2.78	2.79	2.77	3.02	3.29
Net interest margin	2.93	2.97	2.97	3.24	3.52
Total deposits	0.37	0.45	0.49	0.57	0.70
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period are presented on a GAAP basis and include non-core operations. Refer to “Non-GAAP Reconciliation.”
(3)    Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible. Tangible common equity excludes goodwill, core deposit intangible and preferred equity.
(4)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
SUPPLEMENTAL INFORMATION
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Core Earnings:
Net income (loss) available to common stockholders (GAAP)	$31,693	$32,060	$(6,019)	$18,638	$16,533
Add (less) non-recurring and non-core items:
Merger related expenses	381	1,194	3,156	3,070	8,527
Branch consolidation expenses	1,011	3,336	830	863	2,594
Net (gain) loss on equity investments	(8,287)	(24,487)	3,576	—	—
FHLB advance prepayment fees	—	13,333	—	924	—
Gain on sale of PPP loans	—	(5,101)	—	—	—
Two River and Country Bank opening credit loss expense under the CECL model	—	—	—	—	2,447
Income tax expense (benefit) on items	1,666	2,832	(1,809)	(1,190)	(3,121)
Core earnings (loss) (Non-GAAP)	$26,464	$23,167	$(266)	$22,305	$26,980
Core diluted earnings (loss) per share	$0.44	$0.39	$—	$0.37	$0.45

Core Ratios (Annualized):
Return on average assets	0.94%	0.78%	(0.01)%	0.81%	1.05%
Return on average tangible assets	0.98	0.82	(0.01)	0.85	1.11
Return on average tangible stockholders’ equity	11.04	9.71	(0.11)	9.69	12.25
Efficiency ratio	58.37	59.69	59.63	56.69	55.36

(continued)

COMPUTATION OF TOTAL TANGIBLE STOCKHOLDERS’ EQUITY TO TANGIBLE ASSETS

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Total stockholders’ equity	$1,498,719	$1,484,130	$1,461,714	$1,476,434	$1,409,834
Less:
Goodwill	500,319	500,319	500,849	501,472	500,093
Core deposit intangible	22,273	23,668	25,194	26,732	28,276
Tangible stockholders’ equity	$976,127	$960,143	$935,671	$948,230	$881,465

Total assets	$11,577,472	$11,448,313	$11,651,297	$11,345,365	$10,489,074
Less:
Goodwill	500,319	500,319	500,849	501,472	500,093
Core deposit intangible	22,273	23,668	25,194	26,732	28,276
Tangible assets	$11,054,880	$10,924,326	$11,125,254	$10,817,161	$9,960,705
Tangible stockholders’ equity to tangible assets	8.83%	8.79%	8.41%	8.77%	8.85%

COMPUTATION OF TOTAL TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Total stockholders’ equity	$1,498,719	$1,484,130	$1,461,714	$1,476,434	$1,409,834
Less:
Goodwill	500,319	500,319	500,849	501,472	500,093
Core deposit intangible	22,273	23,668	25,194	26,732	28,276
Preferred stock	55,527	55,527	55,544	55,711	—
Tangible common equity	$920,600	$904,616	$880,127	$892,519	$881,465

Total assets	$11,577,472	$11,448,313	$11,651,297	$11,345,365	$10,489,074
Less:
Goodwill	500,319	500,319	500,849	501,472	500,093
Core deposit intangible	22,273	23,668	25,194	26,732	28,276
Tangible assets	$11,054,880	$10,924,326	$11,125,254	$10,817,161	$9,960,705
Tangible common equity to tangible assets	8.33%	8.28%	7.91%	8.25%	8.85%